SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008

ESMARK INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-33851	20-8626148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 234-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to the Wheeling-Pittsburgh Revolving Credit Facility

Wheeling Pittsburgh Corporation (“WPC”), a wholly-owned subsidiary of Esmark Incorporated (the “Company”), entered into the Ninth Amendment, dated as of April 18, 2008 (the “Ninth Amendment”), to the Amended and Restated Revolving Loan Agreement dated as of July 8, 2005, as amended (the “WPC Revolving Loan Agreement”), by and among WPC, Wheeling-Pittsburgh Steel Corporation (“WPSC”) and General Electric Capital Corporation (“GE Capital”), as administrative agent and sole Lender. Pursuant to the terms of the Ninth Amendment, WPSC effectively exercised its option to extend the Commitment Termination Date under the WPC Revolving Loan Agreement to May 31, 2008. WPSC may also further extend the Commitment Termination Date by extending the Maturity Date set forth in the Term Loan Agreement, dated as of July 31, 2003, as amended (the “WPC Term Loan Agreement”), among WPC, WPSC, the Lenders party thereto, Royal Bank of Canada, as administrative agent, and the Emergency Steel Loan Guarantee Board. Any further extension of the Commitment Termination Date pursuant to the Ninth Amendment will be to the date which is 60 days prior to the Maturity Date of the WPC Term Loan Agreement as so extended; provided that such Maturity Date is extended to a date after August 1, 2008; and provided further that the Commitment Termination Date may not be so extended to a date later than September 30, 2008.

The Ninth Amendment also effectively extended, under the same terms, the Maturity Date of the Credit Agreement dated as of April 30, 2007, as amended, by and among Esmark Steel Service Group, Inc., a wholly owned subsidiary of the Company, and its subsidiaries and GE Capital, as administrative agent, co-collateral agent, and lender thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ESMARK INCORPORATED

By:	/s/ Paul J. Mooney
Paul J. Mooney Executive Vice President and Chief Financial Officer

Dated: April 24, 2008